UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___)
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to $240.14a-12
CAPITAL BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Capital Bancorp, Inc.
1820 West End Avenue
Nashville, Tennessee 37203
A Letter to Our Shareholders
April 13, 2006
Dear Shareholder:
You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Capital Bancorp, Inc. (the “Company”) to be held on May 11, 2006, at 3:00 o’clock p.m., local time, at 1808 West End Avenue, Suite 400 , Nashville, Tennessee 37203. At the Annual Meeting, Shareholders of record and beneficial owners as of March 30, 2006, will be entitled to vote upon the election of Directors who will serve until their successors have been elected and qualified. Presently, the Company is unaware of any other business that may be properly proposed. Shareholders may obtain copies of the Rules of Conduct for Meetings of Capital Bancorp, Inc. Shareholders on the Company’s website at www.capitalbk.com under “About Us — Corporate Information.”
The enclosed Proxy Statement describes the proposed election of Directors and it contains other information about the Annual Meeting. Please read these materials carefully. It is important that your shares be represented whether or not you plan to attend the Annual Meeting. Please complete the enclosed proxy card and return it in the enclosed envelope without delay. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you wish by following the instructions set forth in the accompanying Proxy Statement by giving appropriate notice at any time before your proxy is voted.
If you have any questions about any matter related to our Company or Capital Bank & Trust Company, I trust that you will call us.
On behalf of your board of directors, I urge you to vote FOR Proposal 1 (election of Robert W. Doyle and Michael D. Shmerling as the Director Nominees from Director Class II). I look forward to seeing you at the Annual Meeting.
Sincerely,
Capital Bancorp, Inc.
/s/ R. Rick Hart
R. Rick Hart, Chairman of the Board
 i

Capital Bancorp, Inc.
1820 West End Avenue
Nashville, Tennessee 37203
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO:	Our Shareholders

DATE:	Thursday, May 11, 2006

TIME:	3:00 p.m., Local Time in Nashville, Tennessee (Central Time)

PLACE:	Fourth Floor
1808 West End Avenue Nashville, Tennessee 37203
ITEMS OF BUSINESS:
1)	To elect Robert W. Doyle and Michael D. Shmerling as the Director Nominees from Director Class II; and

2)	To conduct other business properly brought before the Annual Meeting. Execution of a proxy confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with such proxy holder’s best judgment on such other business, if any, as may properly come before the Annual Meeting or any postponement or adjournment thereof. Presently, the Board of Directors knows of no such other business.

ELIGIBILITY:	You can vote if you were a Shareholder of record at the Company’s close of business on March 30, 2006.

ADJOURNMENT:	If necessary, your proxy will be voted to adjourn the Annual Meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum.

MAILING DATE:	This Proxy Statement and the Company’s Annual Report for the year ended December 31, 2005, together with the form of proxy for the Annual Meeting, are first being mailed to Shareholders on or about April 13, 2006.
By Order of the Board of Directors
/s/ John W. Gregory, Jr.
John W. Gregory, Jr., Corporate Secretary
Nashville, Tennessee
April 13, 2006
YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES OF AMERICA.
ii

Capital Bancorp, Inc.
Annual Meeting of Shareholders

PROXY STATEMENT
OF
CAPITAL BANCORP, INC.
2006 ANNUAL MEETING OF SHAREHOLDERS
May 11, 2006
3:00 P.M.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “board”) of Capital Bancorp, Inc. (“our Company” or “CBI”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 11, 2006 or at any adjournment or postponement thereof. This Proxy Statement is being furnished to the Shareholders of our Company who hold shares of record, and to certain beneficial owners, at the close of the Company’s business on March 30, 2006 in connection with the Annual Meeting. The Annual Meeting is scheduled to be held at the Fourth Floor, 1808 West End Avenue, Nashville, Tennessee 37203, on Thursday, May 11, 2006, at 3:00 o’clock p.m. local time. (All times are Central Time.) The notice of Annual Meeting and this Proxy Statement are being first mailed to shareholders on or about April 13, 2006. The Company’s Annual Report to Shareholders for the year ended December 31, 2005 is being mailed to Shareholders with the mailing of this Proxy Statement.
The Company will bear all costs of solicitation of proxies. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials. Solicitation of proxies by mail may be supplemented by telephone, e-mail, telecopier or personal solicitation by directors, officers or other regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies). Presently, no proxy solicitation firm has been retained by the Company to assist in the solicitation of proxies but the Company reserves the right to engage professional proxy solicitors at market rates.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth in this document since the date of mailing this Proxy Statement.
Revocability of Proxies
Any shareholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised. You may revoke your proxy by delivering a written notice of revocation or another duly executed proxy bearing a later date to the Company’s corporate secretary at Capital Bancorp, Inc., Attention: Corporate Secretary, 1820 West End Avenue, Nashville, Tennessee 37203. You may also revoke your proxy by attending the Annual Meeting and voting in person. However, your revocation must come before the time that your proxy is first voted on any item of business at the Annual Meeting. Merely attending the Annual Meeting does not automatically revoke your proxy; you must give notice to the Company’s corporate secretary (John W. Gregory, Jr.) or to one of the inspectors of the election. The inspectors will be seated proximate to the door of the meeting room.
Record Date, Voting and Share Ownership
The Company’s common stock, no par value per share (the “Common Stock”), is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of the close of business on March 30, 2006, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, 3,521,495 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter.
The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the Annual Meeting will constitute a quorum. Shares represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. Also, shares voted by a broker on any issue other than a procedural motion will be considered present for all quorum purposes, even if the shares are not voted on every matter. A broker non-vote occurs on an item when a broker identified as the record holder of shares is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received.
A proxy in the enclosed form, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Where a choice is not so specified, the shares represented by the proxy will be counted:
•	“For” the election of Robert W. Doyle and Michael D. Shmerling as the Company’s Nominees for Director Class II
Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the election of directors.
If necessary, your proxy will also be used to adjourn the Annual Meeting to a later date (and/or postpone it to a later time) to permit further solicitation of proxies if there are insufficient votes at the time of the Annual Meeting to constitute a quorum.
SHAREHOLDER QUESTIONS AND AVAILABILITY OF COMPANY INFORMATION
If you have any questions about the Annual Meeting or the procedure for granting, voting or revoking your proxy, you should contact:
Investor Services — Ask for Sally Kimble or Stacy Daniel
Capital Bancorp, Inc.
1820 West End Avenue
Nashville, Tennessee 37203
Shareholders, Banks and Brokers (call collect): (615) 327-9000
E-mail — InvestorServices@capitalbk.com
If you need additional copies of this proxy statement or voting materials, please contact Capital Bancorp, Inc.’s Investor Services Department as described above or send an e-mail describing your request to: InvestorServices@capitalbk.com or skimble@capitalbk.com.
Also, Shareholders may request a free copy of our 2005 Annual Report Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2006, from Investor Services at the above address. The Company will also furnish shareholders any exhibit to the 2005 Form 10-K if specifically requested. A link to the report can be found on the Company’s website at www.capitalbk.com under “About Us — Corporate Information.” Although we may make reference to our website address in this proxy statement, it is intended as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.
Certain records of our Company are available for inspection and copying by our shareholders during regular business hours at the Company’s headquarters located at 1820 West End Avenue, Nashville, Tennessee 37203. To make sure that someone is available to help you, please make an appointment with Sally P. Kimble, our Chief Financial Officer, who works with Investor Services, by calling her at (615) 327-9000. Records available for inspection include our charter, bylaws, Audit Committee Charter, Rules of Conduct for Meetings of Capital Bancorp, Inc. Shareholders, our Code of Ethics, and links to the filings of our directors and officers on Forms 3, 4, and 5.
This information is also available on or through the Company’s website at www.capitalbk.com under “About Us — Corporate Information.”
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2006 ANNUAL MEETING OF CBI’S SHAREHOLDERS

Q:	Why am I receiving these materials?

A:	The board of directors of Capital Bancorp, Inc., a Tennessee corporation that operates as a bank holding company under the Bank Holding Company Act of 1956, as amended, is providing these proxy materials for you in connection with the Company’s Annual Meeting of Shareholders that is scheduled to be held on May 11, 2006. As a shareholder, you are invited to attend the Annual Meeting and you are entitled to and requested to vote on the items of business described in this proxy statement. The board of directors is soliciting your proxy for use at the 2006 Annual Meeting.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and certain of the Company’s most highly paid executive officers, and certain other required information.

Q:	How may I obtain a copy of CBI’s Annual Report to Shareholders?

A:	A copy of CBI’s Annual Report to Shareholders is enclosed.

Q:	What items of business are scheduled to be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are the election of Robert W. Doyle and Michael D. Shmerling, who are both incumbent board nominees, as the board’s nominees for Directors Class II. If elected, Messrs. Doyle and Shmerling will serve terms of three years and until their respective successors have been elected and qualified.

Q:	What about the consideration of “other business” at the Annual Meeting?

A:	We will consider other business that properly comes before the Annual Meeting. Presently, the Company is unaware of any other business that might properly be brought before the Annual Meeting. Any such proposal would be subject to the charter, bylaws, and our Rules of Conduct for Meetings of Capital Bancorp, Inc. Shareholders.

Q:	How does the board recommend that I vote?

A:	Our board recommends that you vote your shares “FOR” the re-election of Messrs. Doyle and Shmerling.

Q:	How do I cast my vote?

A:	You may vote in person at the Annual Meeting or you may complete, sign and return the enclosed proxy card. Votes submitted by proxy will be voted by the individuals named on the proxy card (“proxies” or “proxy holders”) in the manner you indicate. You may vote in favor of the nominee or you may withhold your vote as to the nominee. The nominees receiving the most votes will be elected.

You should sign and date your proxy, and return it to us by mail in the enclosed envelope. If your proxy is not dated, the Company may (but is not required to) deem it to be dated as of the date that it was mailed to you by the Company or the Company may be deem the undated proxy to be invalid.

Q:	What shares can I vote?

A:	Each share of CBI Common Stock issued and outstanding as of the close of business on March 30, 2006, which is called the “Record Date,” is entitled to be voted on all items being voted upon at the Annual Meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date we had 3,521,495 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Many CBI shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. The Company’s transfer agent is Registrar & Transfer Company, and it can be contacted at 10 Commerce Drive, Cranford, New Jersey 07016-3572; Telephone (800) 368-5948; Facsimile (908) 497-2310.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. You should contact your broker, nominee, or trustee as soon as possible to make sure that they have your instructions and to obtain any additional information that you need.

We urge you to contact your broker, nominee or trustee as soon as possible to make sure that your shares are voted.

Q:	What Should I Do Now?

A:	Indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the Annual Meeting.

If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the director-nominees, Messrs. Doyle and Shmerling, as well as in the discretion of the proxy with respect to any other business that may properly come before the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a CBI shareholder or joint holder as of the close of business on March 30, 2006, which is the Record Date, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a shareholder of record but hold shares through a broker or nominee (that is, in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement on or prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the meeting.

Q:	Where and what time will the Annual Meeting be held?

A:	The Annual Meeting is being held at the Fourth Floor, 1808 West End Avenue, Nashville, Tennessee 37203, and you may call for directions if needed at (615) 327-9000. The Annual Meeting will begin promptly at 3:00 p.m., local time in Nashville, Tennessee. (All dates and times are local time in Nashville, Tennessee, which is located in the Central Time Zone in the United States of America.) Sign-in for the meeting is scheduled to begin at 2:00 p.m. Please allow ample time for the sign-in procedures.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the shareholder of record may be voted in person by ballot at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend and request that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Mail - Shareholders of record of CBI common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Capital Bancorp, Inc. shareholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided to them by their brokers, nominees, and trustees and mailing them in the accompanying pre-addressed envelope or as directed by the brokers, nominees, and/or trustees.

Q:	Can I change my vote?

A:	You may change your vote at any time prior to time of the first vote or use of your proxy at the Annual Meeting (including any adjournments or postponements). If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy if it is properly presented to the Company’s corporate secretary or inspectors of election before the old proxy is voted), by delivering written notice of revocation to the Company’s corporate secretary or the inspectors of election prior to your old proxy being voted, or by attending the Annual Meeting and voting in person by ballot. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or the procedure for granting, voting or revoking your proxy, you should contact the Company as described on page 2 in the section called “Shareholder Questions and Availability of Company Information.”

Q:	Is my vote confidential?

A.	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within CBI or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Shareholders might provide written comments on their proxy card; these will then be forwarded to our management.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A quorum of the shareholders is necessary to hold a valid meeting. If the holders of at least a majority of our shares are present in person or by proxy, a quorum will exist. Once a shareholder is present for any purpose, then that person’s shares will be counted towards the quorum requirement (unless the Annual Meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the shares abstains from voting with respect to any matter brought before the Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” the nominee or you may vote to “WITHHOLD” authority to vote with respect to the nominee. Each share is entitled to one vote on all matters.

For all other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the board (“FOR” all of CBI’s nominees to the board and in the discretion of the proxy holders on any other matter that properly comes before the meeting).

Q:	What is the voting requirement to approve each of the proposals?

A:	Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. Therefore, in the election of directors, the person receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Any other proposal that might properly come before the Annual Meeting would generally require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting.

If you hold shares beneficially in street name, and if you do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. The vote with respect to the election of the director-nominee is considered a “routine matter” and, therefore, brokers will be able to vote on that matter without the direction of the beneficial owners of those shares. Broker non-votes will not affect the outcome of any other matter being voted on at the meeting, assuming that a quorum is obtained.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. Our charter does not permit cumulative voting on any matter. Each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the item of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason a nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board or the board may elect not to designate any candidate at this time. The board could later elect a nominee to fill the vacancy in Class II if it so desired. In that case, the board-elected nominee would stand for election at the next following annual meeting at which directors stand for election.

Q:	Who will serve as inspector of elections?

A:	The inspectors of the elections will be persons chosen by the Chair to count and verify the proxies and the votes cast, and may include one or more Capital Bank & Trust Company employees.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each CBI proxy card and voting instruction card that you receive.

Q:	How may I obtain a separate set of voting materials?

A:	If you share an address with another shareholder, you may receive only one set of proxy materials (including our annual report to shareholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from as described in the section on page 2 called “Shareholder Questions and Availability of Company Information.”

Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the above address and telephone number to request delivery of a single copy of these materials.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	CBI’s board of directors is making this solicitation and our Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities but whose expenses (if any) will be reimbursed. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders. The Company does not presently intend to employ or to compensate any other persons or entities to solicit proxies in connection with the Annual Meeting, but reserves the right to do so.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and to publish final results in our quarterly report on Form 10-Q for the second quarter of 2006.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future shareholder meetings. However, the procedures specified in our Company’s bylaws and in Rule 14a-8 issued by the SEC must be carefully followed. You may also refer to “Shareholder Proposals and Nominations for the 2007 Annual Meeting” below. Shareholders can review a copy of our bylaws as provided in “Shareholder Questions and Availability of Company Information” set forth on page 2 of these materials.

Q:	What if I return my proxy card but do not provide voting instructions?

A:	Proxies that are signed and returned but do not contain instructions will be voted “FOR” the election of Messrs. Doyle and Shmerling as the sole nominees for Directors Class II, and in the discretion of the proxy for all other matters.

Q:	How does discretionary authority apply?

A:	Every proxy gives the holder discretionary authority to vote on ministerial matters (like approving the minutes of the last meeting) and other matters that arise at the meeting of which management is presently not aware. However, the proxy holders selected by the Company will not vote any proxy that withholds authority or that is voted against the full slate of directors in favor of any postponement or adjournment of the meeting.

Q:	How will abstentions and broker non-votes be treated?

A:	Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes either in favor of or against a particular proposal. If a broker or nominee holding shares in “street” name indicates on the proxy that it does not have discretionary authority to vote on a particular matter, those shares will not be voted with respect to that matter and will be disregarded for the purpose of determining the total number of votes cast with respect to that proposal.

Q:	How do I communicate with our board or the non-management directors on our board?

A:	You may communicate with our board by sending a letter to the board of directors, Capital Bancorp, Inc., Attention:
Corporate Secretary, at 1820 West End Avenue, Nashville, Tennessee 37203, or by e-mail at jgregory@capitalbk.com. Communications intended for non-management directors should be directed to the Chair of the Audit Committee at such address or by e-mail at AuditCommitteeChair@capitalbk.com.

Q:	Can I make nominations from the floor at the Annual Meeting?

A:	No. Although shareholders can nominate directors, nominations must be made before the meeting and must contain information that the other shareholders would need to make an informed decision about the nominees. These procedures are set forth in the Company’s bylaws, which are available for inspection as provided on page 2 in the section of these materials entitled “Shareholder Questions and Availability of Company Information.”

Q:	Can a shareholder bring up “other business” from the floor of the Annual Meeting?

A:	Generally, business cannot be proposed from the floor of the Annual Meeting and, if so proposed, it is supposed to be deemed to be out of order by the chairperson of the Annual Meeting. The board of directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment (“discretionary authority”) to the extent that the Company’s charter and bylaws permit such consideration. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement, subject to any restrictions set forth in the Company’s charter and bylaws. For these reasons, the board deems it unlikely that “other business” can properly be raised at the Annual Meeting.

Q:	Does our Company have a Code of Ethics?

A:	The Company has adopted a Code of Ethics that is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is also applicable to our Company’s board of directors. The Code of Ethics is available for inspection as described on page 2 of these materials at “Shareholder Questions and Availability of Company Information.” The Company intends to give notices of amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s directors, chief executive officer, principal financial officer or principal accounting officer) by appropriate filings on Form 8-K.

Q:	Does our Company have a primary Investor Services contact person?

A:	Yes. The Company has appointed Sally P. Kimble, Executive Vice President and Chief Financial Officer, as its principal Investor Services spokesperson. She may be reached at (615) 327-9000, by mail at 1820 West End Avenue, Nashville, Tennessee 37203, and by e-mail at skimble@capitalbk.com. The Company utilizes the Bank’s Web Site, www.capitalbk.com.

Q:	Who is the Company’s transfer agent?

A:	The Company has appointed Registrar & Transfer Company as the Company’s transfer agent. Registrar & Transfer Company can be contacted at 10 Commerce Drive, Cranford, New Jersey 07016-3572; Telephone (800) 368-5948; Facsimile (908) 497-2310.
PROPOSAL NO. 1
ELECTION OF DIRECTORS

Q:	How are Directors nominated and elected?

A:	The board of directors is divided into three groups (called “Classes”) of directors. Directors stand for election for three-year terms, with one “Class” standing for election every year. The board has nominated the two incumbent members of Director Class II as the nominees for this year’s election. Nominations can be made by shareholders in accordance with the Company’s bylaws, and as set forth below in the section entitled “Shareholder Proposals and Nominations for the 2007 Annual Meeting”.

Q:	Who are the Director-nominees this year?

A:	The nominees are incumbent directors Robert W. Doyle and Michael D. Shmerling, of Director Class II. If elected, Messrs. Doyle and Shmerling will hold office until the 2009 Annual Meeting of Shareholders, which is when their Director Class stands again for re-election. Each director of the Company is elected to serve the stated term and until such person’s successor has been elected and qualified.

Q:	What is the background of this year’s nominees?

A:	Certain background information concerning the nominee is provided in the following table:

Name [Class]	Age	Principal Occupation
Robert W. Doyle [Class II]	58	President and Owner of Major Bob Music, Inc. and Bob Doyle & Associates, Inc.; Director of the Company, 2001 – present; Director of the Bank 1999 – present. Also served as Director of the Bank, 1994 – 1998.

Michael D. Shmerling [Class II]	50	Senior Advisor, Marsh, Kroll (2005-present), EVP and Chairman, Background Screening Group of Marsh, Kroll (2004- 2005); EVP and President, Background Screening Group of Marsh Kroll (2004); EVP and President, Kroll’s Background Screening Group (2002 – 2004); Board Member, Kroll, Inc. (2001 – 2004); EVP and COO, Kroll, Inc. (2002); COO, Kroll, Inc. (2000 – 2002); President, Kroll Corporate Services (1999 – 2000); Director of the Company, 2001 – present; Director of Bank, 1997 – present. Mr. Shmerling is also a director of HealthStream, Inc.

Q:	Who are the Directors who are continuing in office without re-election this year?

A:	The directors who are continuing in office without standing for re-election are:

Name [Class]	Age	Principal Occupation
R. Rick Hart [Class I]	57	Chairman, President and CEO of the Company, 2001 — present; Chairman of the Bank, 2000 – present; President and CEO of the Bank, 1994 – present; Director of the Company 2001 – present; Director of Bank 1994 – present.

Albert J. Dale, III [Class III]	55	President, Dale, Inc.; Director of the Company, 2001 – present; Director of Bank, 1994 — present.

H. Newton Lovvorn, Jr., M.D. [Class III]	66	Physician; served as a Director of the Company 2003 – present Director of Bank, 1994 — present.

Terms of the Directors in Class I are scheduled to expire in 2008 and those of the Directors in Class III in 2007.

Q:	What if a nominee is unwilling or unable to serve?

A:	That is not expected to occur. If it does, proxies will be voted for a substitute designated by the board, if the board decides to designate a substitute. Otherwise, the slot will be left vacant to be filled by the board of directors at a later date.

Q:	What does the Board of Directors recommend?

A:	The Board unanimously recommends that you vote FOR the election of Messrs. Doyle and Shmerling.
THE COMPANY’S CORPORATE GOVERNANCE STRUCTURE

Q:	What is the structure of the Company’s Board of Directors?

A:	According to our Company’s charter, our board of directors must consist of between three and twenty-five directors, with the exact number to be set by the affirmative vote of a majority of the full board. Our current board consists of five directors. Director Class I has one director and Director Class II and Director Class III have two directors each. Every year, one of the three Director “Classes” stands for election by our shareholders to serve for three year terms and until each such person’s successor has been elected and qualified. If a person is nominated for a Director Class that is not customarily elected that year, such person is elected for a term that will expire in the year that her or his Director Class is customarily elected.

Q:	How are Directors compensated?

A:	During 2005, directors of the Company were compensated based on service and seniority. All directors received $250 for each Company board meeting. In addition, because the Company’s board members also served as members of the Capital Bank & Trust Company board of directors, they also received bank board fees as follows: Directors in Tier I (those serving their first three-year term) received $7,050 per year, those in Tier II (those serving a second three-year term) received $9,000 per year, and those in Tier III (those serving at least a third three-year term) received $11,100 per year. During 2005, committee fees for Company committees were paid as follows: Executive Committee members received $200 for each meeting attended, Audit Committee members received $200 for each meeting attended (except that the Chair received $400 per meeting), HR/Compensation Committee members were paid $125 for each meeting attended (except that the Chair received $150 per meeting), and Nominating Committee members were paid $125 for each meeting attended (except that the Chair received $150 per meeting).

Consistent with the Company’s desire to recruit highly competent outside directors and retain experienced outside directors and based on a review of other similar financial institutions, effective January 1, 2006 the board compensation package has been revised so that all directors of the Company will continue to receive $250 for each Company board meeting attended and, in addition, as compensation for serving on the board of Capital Bank & Trust Company, will receive an annual fee of $12,000 (regardless of length of services and with no separate fee based on the number of bank board meetings attended), each committee member will receive a fee of $200 per committee meeting attended, the Chair of the audit committee will receive a fee of $400 per committee meeting attended and the chairs of each other committees will receive a fee of $275 per committee meeting attended. The Company’s employee-director, Mr. Hart, does not receive committee fees.

In addition, the Company provides its directors a deferred compensation plan that provides retirement benefits for a period of 120 months after the director reaches the age of 65 and provides death benefits funded through bank owned life insurance.

Q:	How often did the Board of Directors meet in 2005?

A:	The board met 12 times during fiscal year 2005, each of which was a regularly scheduled meeting. The Company’s board members also serve on the board of Capital Bank & Trust Company, which met 17 times during fiscal year 2005.

Q:	Is the majority of our directors “independent?”

A:	Yes. Our board is comprised of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the National Association of Securities Dealers, Inc. (“NASD”). (In determining independence pursuant to NASD standards, the board has elected to use the independence standards that it applies to its Audit Committee, even though the Company’s Common Stock is not listed on the NASDAQ or on any other recognized securities exchange.) Each year the board affirmatively determines whether directors have a direct or indirect material relationship with the Company, including its subsidiaries, that may interfere with their ability to exercise their independence from the Company. When assessing the materiality of a director’s relationship with the Company, the board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include employment, commercial, industrial, banking, consulting, legal, investment banking, accounting, charitable and familial relationships.
The board has determined that Messrs Dale, Doyle and Lovvorn qualify as independent directors under NASD rules. The board has concluded that none of these directors possessed the categorical relationships set forth in the NASD listing standards that prevent independence. None of our independent directors has any relationship with the Company other than his service as a director and on committees of the board that is material to him. One of our directors, Mr. Hart, is the Company’s Chairman, President and Chief Executive Officer, involved in directing our day to day activities and he is not considered to be an independent director. In addition, Mr. Shmerling has ownership interests in entities that act as landlords for certain properties leased by the Company and, as a result, he is not considered to be an independent director.

Q:	Have the members of the board attended most of their assigned meetings?

A:	Yes. During the fiscal year ended December 31, 2005, the board held 12 regular meetings and no special meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the board and all committees thereof to which such director had been appointed.

Q:	Did our directors attend last year’s Annual Meeting of Shareholders?

A:	No. Robert W. Doyle was out of town. All other directors attended our 2005 Annual Meeting of Shareholders. All directors are expected to attend the 2006 Annual Meeting of Shareholders. Our policy with respect to directors’ attendance at our Annual Meetings of Shareholders is that we expect our directors to be in attendance at the Annual Meeting unless, due to pressing personal or professional issues, they cannot be. Historically, all or virtually all of our directors have attended our Annual Meetings of Shareholders.

Q:	Can our non-management directors meet separately?

A:	Yes. Our non-management directors reserve the right to meet at regularly scheduled executive sessions and may hold such additional executive sessions as they determine necessary or appropriate. No such meetings were deemed necessary or held in 2005.

Q:	How can shareholders communicate with the board, with particular board members, or with the non-management directors?

A:	The board believes it is important for shareholders and others to have a process to send communications to the board or to specific members of the board. Accordingly, any shareholder or other interested party who desires to communicate with the board, any individual director, or the independent or non-management directors as a group, may do so by regular mail or e-mail directed to the corporate secretary of the Company. The mailing address of the Company’s corporate secretary is: Capital Bancorp, Inc., Attention: Corporate Secretary, 1820 West End Avenue, Nashville, Tennessee 37203; the Secretary’s e-mail address is jgregory@capitalbk.com. Upon receiving mail addressed to the board, the Secretary will assess the appropriate director or directors to receive the message, and will forward the mail to such director or directors without editing or altering it.

Q:	What Committees does our board use?

A:	Our board utilizes four standing committees, which are the Executive Committee, Compensation Committee, Nominating Committee, and Audit Committee. (Committees customarily operate jointly with comparable committees of Capital Bank & Trust Company.) The bank also utilizes a number of committees, including the Credit and Finance Committee. The board has adopted a charter for the Audit Committee, which is available on our website at www.capitalbk.com under the heading “About Us - Corporate Information.” The board and each of the Audit Committee, and Compensation Committee have, in 2005, begun conducting and will continue to conduct annual self-evaluations for purposes of determining independence. These self-evaluations are intended to facilitate an examination and discussion by the entire board and each of these committees of their effectiveness as a group in fulfilling charter requirements and other responsibilities, as well as areas for improvement. The following table contains information concerning these committees:

Name of Committee and Members	Function of the Committee

Executive Committee (Joint with the Bank’s Executive Committee)	Generally authorized to perform a wide variety of functions for the board of directors and to act for and on behalf of the full board of directors when the board of directors is not in session.

2005 Company Membership
R. Rick Hart, Chair	This committee met one time in 2005.
Clenna G. Ashley*
Robert W. Doyle
H. Edward Jackson, III*
John W. Gregory, Jr.*
H. Newton Lovvorn, Jr., M.D.
Michael D. Shmerling
*Bank Director Only

Compensation Committee (Joint with the Bank’s Human Resources Committee)	1. Makes recommendations to the full board of directors on executive compensation and other compensation issues
2. Reviews and considers compensation plans for directors, executive officers and other employees
3. Evaluates the performance of executive and other officers and employees, with a view towards profitability, long-term growth and trends, regulatory factors and ratings, and perceived performance

2005 Company Membership
Albert J. Dale, III, Chair	This committee met two times in 2005.
Clenna G. Ashley*
Robert W. Doyle
H. Newton Lovvorn, Jr. M.D.
*Bank Director Only

Nominating Committee (Joint with the Bank’s Nominating Committee)	1. Reviews the membership of the boards of both the Company and the Bank, giving consideration of the availability of other qualified shareholders as board members, and related matters.
2. Considers shareholder nominations made in accordance with the requirement of the Company’s charter and bylaws.

2005 Committee Membership
Albert J. Dale, III, Chair	This committee did not meet in 2005.
Robert W. Doyle
Robert P. Alexander, Sr.*
*Bank Director Only

Audit Committee (Joint with the Bank’s Audit Committee)	1. Engages, determines the compensation of, and oversees the independent external auditors and the internal auditors
2. Reviews the independence of the external auditors
3. Reviews and approves the scope and adequacy of audit plans
4. Reviews the scope and adequacy of internal controls
5. Approves significant accounting principles, concepts, and practices related to the financial statements
6. Reviews the Bank’s financial results and the Company’s financial results and SEC filings
7. Reviews the internal and external audit program with the goal of assuring that the Company’s and the Bank’s audit plans, policies and practices are appropriate
8. Reviews audit fees

9. Supervises matters relating to internal and external audit functions, including the approval of all auditing and non-auditing services performed by the independent auditors and any other auditing or accounting firms

10. Reviews and sets internal policies and procedures regarding audits, accounting and other financial controls, including the loan review function
11. Approves, reviews and determines the adequacy of the Company’s Audit Committee Charter

2005 Committee Membership
Clenna G. Ashley, Chair*	This Committee met four times in 2005.
Albert J. Dale, III
C..Donald Dixon*
Robert W. Doyle
Robert P. Alexander, Sr.*
*Bank Director Only

Credit and Finance Committee of the Bank	The Credit and Finance Committee of the Bank provides assistance and guidance to the lending staff in the following areas:
1. Approval of loan requests within prescribed authority
2. Reviews of:
Past due loans Adequacy of loan loss reserve Classified loans Concentrations of credit Loan officer review Portfolio analysis Reports of internal loan review Charge-offs and recovery

2005 Committee Membership
John W. Gregory, Jr. Chair*	This Committee met 27 times in 2005.
R. Rick Hart, Vice Chair
Robert P. Alexander, Sr.*
Albert J. Dale, III
Don Dixon*
H. Edward Jackson, III*
Michael D. Shmerling
*Bank Director Only
The Bank has other committees, including the Community Reinvestment Act Committee and the Investment Committee.

EXECUTIVE OFFICERS
The following are the executive officers of the Company, all of whom are also the executive officers of Capital Bank & Trust Company (“Capital Bank” or “Bank”). Unless otherwise indicated, these officers have served in the indicated capacities during the last five years through the date hereof.

Name	Age	Office and Business Experience
R. Rick Hart	57	Chairman, President, and CEO of the Company, 2001 — present; Director of the Company, 2001 — present; Chairman of the Bank, 2000 — present; President and CEO of the Bank, 1994 — present; Director of the Bank 1994 — present.

John W. Gregory, Jr.	55	Executive Vice President and Chief Operating Officer of the Company, 2001 — present; Corporate Secretary of the Company, 2003 — present; Executive Vice President and Senior Lender of the Bank, 1994 — present; Director of the Bank 1994 — present.

Sally P. Kimble	52	Executive Vice President and Chief Financial and Accounting Officer for the Company, 2002 — present; Senior Vice President and Chief Financial and Accounting Officer for the Company, 2001 — present, and for the Bank, 2000 — present; Treasurer of the Company and the Bank; 2000 — present.
Officers are generally elected annually by, and serve at the pleasure of, the board of directors. However, as discussed below under “Executive Compensation,” the Company has employment contracts with Mr. Hart and Mr. Gregory.
EXECUTIVE COMPENSATION
There were no changes in the Bank’s chief executive officer during the last fiscal year. The following table sets forth the compensation of the Company’s Chief Executive Officer for 2005 and each of the other four most highly compensated executive officers as of December 31, 2005 (if such person’s total annual salary and bonus equaled or exceeded $100,000). The figures below include all compensation paid for all services to the Company and the Bank for that fiscal year. In addition, all share and share price information, including information related to stock options, has been adjusted to reflect the two-for-one stock split effected by the Company on July 30, 2004.
SUMMARY COMPENSATION TABLE

	Annual Compensation
				Long-Term Compensation
				Awards Payouts
						Securities
				Other Annual	Restricted	Underlying		All Other
		Salary		Compensation	Stock	Options/SARs	LTIP Payout	Compensation
Name and Principal Position	Year	($)	Bonus ($)	($) (1)(2)	Awards	(#)(3)	(s)	($) (4)
R. Rick Hart, Chairman,	2005	$260,000	$59,410	$106,565	N/A	-0-	$-0-	$13,998
President and CEO	2004	220,000	46,000	87,857	N/A	21,500	-0-	12,580
	2003	204,225	38,900	42,320	N/A	-0-	-0-	12,127

John W. Gregory, Jr., EVP,	2005	$183,000	$44,712	$59,972	N/A	-0-	$-0-	$11,800
COO and Secretary	2004	165,000	35,048	50,081	N/A	21,500	-0-	10,249
	2003	149,000	28,508	24,746	N/A	-0-	-0-	9,461

Sally P. Kimble, EVP and	2005	$125,000	$31,164	$10,113	N/A	750	$-0-	$7,720
CFO	2004	115,000	19,852	6,637	N/A	20,000	-0-	6,916
	2003	100,000	15,370	-0-	N/A	-0-	-0-	6,160

Notes to Preceding Table

(1)	Pursuant to the instructions to Item 402 of Regulation S-K, the Company has omitted information regarding group life, health, hospitalization, medical reimbursement or relocation plans that do not discriminate in scope, terms or operation, in favor of executive officers or directors of the Company and that are available generally to all salaried employees. In accordance with the instructions to Item 402(b)(2)(iii)(C), perquisites and other personal benefits, securities, or property, if any, are not reported unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive in this table.

(2)	This column includes director’s fees. Mr. Hart was paid $2,500 from the Company for Director’s fees. Director’s fees for 2005 (at the Bank level) were deferred in the amount of $10,225 for Mr. Hart and $10,225 for Mr. Gregory pursuant to the directors’ deferred compensation plan discussed elsewhere in this Proxy Statement. Mrs. Kimble does not serve as a director. The named individuals also benefit from the director’s deferred compensation plan, although the amount is difficult to calculate. Please refer also to the deferred compensation discussion with respect to director’s compensation. This column also includes amounts charged to the Company for the Supplemental Employee Retirement Plan contracts entered into by the Bank with respect to Mr. Hart ($93,840), Mr. Gregory ($49,747), and Mrs. Kimble ($10,113).

(3)	The amounts in this column reflect the number of options granted to the named executive(s) in the year(s) indicated. See “Stock Option Grants in 2005,” which is the next section of these materials. The Company has never issued stock appreciation rights (SARs).

(4)	This amount represents the Bank’s contribution to the Bank’s 401(K) plan on behalf of the named executive(s).
***
Stock Option Grants in 2005
In January 2005, Sally P. Kimble was granted 750 stock options consistent with the Company’s past practice of granting 750 options to all officers upon completion of five years service with the Company. These options were immediately vested upon issuance. No other executive officers were granted stock options or SARs in 2005.

Option/SAR Grants in Last Fiscal Year
Potential Realized Value at
Assumed Annual Rates of
Stock Price Appreciation For
	Individual Grants				Option Term(1)
	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or
	Options/SARs	Employees in	Base Price	Expiration	5%	10%
Name	Granted	Fiscal Year	($/Share)	Date	($)	($)
Sally P. Kimble, EVP and CFO	750	1.73%	$21.45	1/19/2015	$10,117	$25,639
Notes to preceding Table

(1)	The potential realized value may never be realized.
***

2005 Stock Option Exercises
The table below provides information as to exercises of options in calendar 2005 under the Company’s stock option plan by the named executive officer(s) reflected in the Summary Compensation Table and the year-end value of unexercised options held by such officer(s).
Aggregated Option/SAR Exercises in Last Fiscal
Year and Fiscal Year End Option/SAR Values

			Securities
			Underlying
			Unexercised	Value of Unexercised in-the-
			Options/SARs At	Money Options/SARs at Fiscal
	Shares	Value	Fiscal Year End (#)	Year End ($)
	Acquired on	Realized on	Exercisable/	Exercisable/
Name and Title	Exercise (#)	Exercise ($)(1)	Nonexercisable	Nonexercisable (1)
R. Rick Hart, Chairman, President and CEO	-0-	-0-	6,000/	$46,050/
			14,000	$107,450
John W. Gregory, Jr., EVP, COO and Secretary	2,000	$25,250	41,834/	$488,704/
			14,000	$107,450
Sally P. Kimble, EVP and CFO	-0-	-0-	13,450/	$128,800/
			14,000	$107,450
Notes to Preceding Table

(1)	The specified amount represents the difference between the reported market price on December 31, 2005, of $19.00 per share and the respective exercise price(s) of the options at the date(s) of grant (ranging from $6.375 to $21.45 per share). Such amounts may not necessarily be realized. Actual values that may be realized, if any, upon the exercise of such options will be based on the market price of the Company’s common stock at the time of any such exercise(s) and thus are dependent upon future performance of the Company’s common stock.
***
Awards under Long Term Incentive Plans in 2005
There were no awards to named executive officers under long term incentive plans in 2005.
Employment Contracts
Two members of the Company’s executive management serve the Company under written employment contracts. They are R. Rick Hart and John W. Gregory, Jr. These employment agreements were agreed upon in December of 2000 and have many comparable provisions. Both contracts provide that the employee is employed for a three year term, which is extended for one year on each anniversary date unless the employee or the Bank gives notice of non-renewal. Mr. Hart’s contract provides that he will serve the Bank as chairman, president and chief executive officer, although the title of president may be reassigned by the Bank’s board of directors without breaching Mr. Hart’s contract. Mr. Gregory’s contract has similar provisions as to service as executive vice president. Mr. Hart’s base salary in 2005 was $260,000 and Mr. Gregory’s base salary in that year was $183,000. As their respective salaries are increased, the “base salary” in their respective contracts also increases to the new amounts. These individuals are protected against reductions in their base salaries and benefits and they are granted substantial severance packages in the event of a change in control of the Company or the Bank.
Summary of Employment Contracts
The employment contracts are intended to provide for security for both the Company (and the Bank) and the employee. The Bank and the Company are parties to the contracts with the employees. The contracts assign specific functions and titles to the employees, assign them to specific supervisors, and provide for the method of termination or non-renewal. Each of these employees is to be furnished with a car and shall pay the individual’s country club dues (and related taxes thereon). In the event of termination by the Company or the Bank for improper cause, or as a result of a change in control, each employee is entitled to specified compensation (generally 2.99 times the employee’s then-current base salary and a gross-up of income taxes thereon), plus certain insurance benefits, and released from their non-competition agreements. In addition, in such event, the stock options previously granted to the employee shall immediately vest. An employee who resigns without proper cause is not entitled to a severance package and remains subject to a non-competition agreement of one year (which can be extended by the Bank for six additional months in exchange for continued payment of base salary and benefits). In the event of a change in control, the executive may resign and receive the severance package described above. The employee’s right to resign and receive a severance package shall be operative when there has been, in fact, a change in control. If not used, this right to resign “for cause” based on the change in control expires six months after the effective date of the change in control.
A change in control of the Company or Capital Bank occurs if and when, with or without the approval of the Board of the Company or Capital Bank incumbent prior to the occurrence: (1) more than 35% of the outstanding securities entitled to vote in an election of directors of the Company or Capital Bank shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act; or (2) as the result of a tender offer, merger, consolidation, sale of assets or contested election or any combination of such transactions, the persons who were directors of the Company or Capital Bank immediately before the transaction shall cease to constitute a majority of the Board. The interpretation of this change in control definition shall be in accordance with the change in bank control regulations and other applicable rules, regulations and interpretations of the Federal Deposit Insurance Corporation as in effect from time to time during any term or renewal term of the contract. In addition, a change in control shall be deemed to have occurred upon any merger, consolidation or reorganization to which the Bank (or an entity controlled thereby) is a party, but is not a surviving entity; or upon the sale of all or substantially all of the assets of the Bank or the Company.
This summary is qualified in its entirety by reference to the contracts themselves, which are exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. Reference is also made to the section below on “Bank Owned Life Insurance and Supplemental Employee Retirement Plans.”
Severance Agreement
In March 2006 the Company’s board of directors authorized entering into a severance agreement with Sally P. Kimble, EVP and CFO, to provide that in the event of a change in control if the executive’s employment is terminated by the Company the executive shall receive a severance package equivalent to six months compensation. The right to receive a severance package would be operative when there has been, in fact, a change of control. A change in control for this purpose would be defined in the same manner as it is defined in the employment contracts for Messrs. Hart and Gregory, described above.
Bank Owned Life Insurance and Supplemental Employee Retirement Plans
Capital Bank & Trust Company has purchased bank owned life insurance (“BOLI”) to fund the costs of a supplemental employee retirement plan (“SERP”) for each of executive officers Hart, Gregory, and Kimble. Neither the Company nor the Bank provides a pension plan for its key employees. In response to the opportunities that the Bank’s Board believes are provided by the use of BOLI, and in order to assure to the extent possible the continued service of these officers, the Bank decided to use BOLI to fund non-ERISA retirement benefits to these executives. These benefits are provided in the form of SERP agreements. (This summary is qualified in its entirety by reference to the SERP agreements themselves, which are exhibits to the Company’s public reports on Forms 10-Q for the quarter ended September 30, 2003, for Messrs. Hart and Gregory, and for the quarter ended September 30, 2004, for Mrs. Kimble.)
In response to the opportunities that the Bank’s Board believed to be available by the use of BOLI policies, and in order to assure to the extent possible the continued service of Messrs. R. Rick Hart and John W. Gregory, Jr., the Bank purchased two single-premium BOLI policies for an aggregate purchase price of $2,000,000 in August, 2003 to fund non-ERISA retirement (and other) benefits to these two executive officers and directors. These benefits will be provided in the form of supplemental executive retirement plan (SERP) agreements that the Bank signed with Messrs. Hart and Gregory in August of 2003. In addition, in August of 2004, the Bank purchased an additional single-premium BOLI policy for an aggregate purchase price of $315,000 to fund non-ERISA retirement (and other) benefits to Sally P. Kimble, the Bank’s chief financial officer. These benefits will be provided in the form of supplemental executive retirement plan (SERP) agreement that the Bank signed with Mrs. Kimble in August of 2004.
The Bank owns all of these BOLI policies (including both the cash value and all increases in the cash value). The Bank understands that the annual cash value growth, as well as future death benefits, are nontaxable if the BOLI policies are held until death. Withdrawals from the policies in the form of either loans or surrenders would have adverse tax consequences to the Bank. The Bank understands that future increases in cash value are not guaranteed and that the ability of the Bank to liquidate the policies may be restricted and is also not guaranteed.
The BOLI policies are being carried on the Bank’s balance sheet as investments. Anticipated increases in cash value, as well as death benefits received in the unfortunate event of the death of either of these employees, will be treated as “other income” on the Bank’s income statement. The income booked from the increases in anticipated cash value of the policies can help offset other Bank expenses. The Bank is subject to certain risks, such as the risk of carrier insolvency, tax law changes, bank regulatory changes, investment risks, and other risks. However, the Bank believes that the risk assumed is consistent with the amount invested in these policies (currently, a $2,564,074 investment). When combined with the insurance policies already owned by the Bank, the total cash surrender value $4,772,758 equals 16.68% of the Company’s capital at year end December 31, 2005. The Bank earned $173,091 in interest income on its investments in the BOLI policies in 2005.
The Bank intends for the BOLI policies to provide the Bank with the ability to satisfy its obligations to Messrs. Hart, Gregory and Kimble under their respective SERP agreements. The SERP agreements provide these executives with a percentage of their anticipated annual incomes based on a projected, hypothetical age-65 retirement date. Based on projections supplied to the Bank by a consulting firm, Mr. Hart could expect to receive an annual benefit equal to approximately 40% of his projected pre-retirement salary (estimated to be a benefit of $126,000 per year), Mr. Gregory could expect to receive an annual benefit equal to approximately 35% of his projected pre-retirement salary (estimated to be a benefit of $85,000 per year), and Mrs. Kimble could expect to receive an annual benefit equal to approximately 22% of her projected pre-retirement salary (estimated to be a benefit of $25,000 per year). These benefits are payable for 15 years after retirement, disability, change in control, or death.
The annual death, disability and early termination benefits payable under the SERP agreements generally increase each year, starting at $16,292 per year for Mr. Hart in year one and increasing annually to a maximum of $126,000 per year at age 65. For Mr. Gregory, the annual death, disability and early termination benefits payable under the SERP agreements generally increase each year, starting at $9,779 per year in year one and increasing annually to a maximum of $85,000 per year at age 65. For Mrs. Kimble, the annual death, disability and early termination benefits payable under the SERP agreements generally increase each year, starting at $2,575 per year in year one and increasing annually to a maximum of $25,000 per year at age 65. In the event of a change in control as defined in each of their respective employment agreements, Mr. Hart, Mr. Gregory and Mrs. Kimble would vest in their respective maximum annual benefits from and after the time of the change in control. Upon retirement or disability, the benefits would be payable to the employee. At death, the employee’s named beneficiary would be entitled to the remaining payments under her or his SERP agreement. No benefit shall be paid, or would be due, to an employee if that employee is terminated for cause (e.g., for reasons of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, and other comparable matters). The SERP agreements contain non-disclosure, non-solicitation, and non-competition provisions. The Bank may increase but it may not decrease the benefits under the SERP agreements.
Benefits
Beginning in 1994, the Bank put into effect a 401(k) profit-sharing plan for the benefit of its employees. In 2005, the Company revised the plan. Employees eligible to participate in the plan are those at least 21 years old, who have worked three months and have completed one hour of service. (Persons who were employees of the Bank on the Plan’s effective date did not have to satisfy the eligibility requirements.) The provisions of the plan provide for both employee and employer contributions. For the year ended December 31, 2005, the company recognized expense related to this plan in the amount of $274,804 as compared to $182,620 for the year ended December 31, 2004, and $164,750 for the year ended December 31, 2003. The Bank matches employee contributions up to three percent (3%) of salary and also makes a contribution of three percent (3%) of total compensation.
Life insurance, health and dental insurance, disability insurance, and other traditional benefits (such as paid vacation) are provided to full-time Bank employees. These benefits are generally believed to be commensurate with the types of benefits offered in the Nashville-Davidson County Metropolitan Area by competing financial institutions.
In accordance with our Bank’s marketing strategy, Bank officers entertain customers and prospective customers at restaurants and private clubs at the Bank’s expense. The Bank pays dues and certain expenses of private clubs for certain of its executive officers. The Bank also either provides an automobile or reimburses officers for the use of such person’s vehicle.
Capital Bancorp, Inc. Stock Option Plan
The shareholders of the Company approved the 2001 Capital Bancorp, Inc. Stock Option Plan (the “Company’s stock option plan”) at a meeting of shareholders held in March of 2001 to attract and retain employees of the Company and the Bank through the grant of options to purchase the Company’s common stock. One Million shares were allocated (post split) to the Company’s stock option plan. Options granted under the Company’s stock option plan may qualify as incentive stock options (“Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended or may be Nonstatutory Stock Options. All key employees of the Company, the Bank, and other affiliates, if any, are eligible to receive Incentive Stock Options. In 2005, the Company granted 43,250 options under the Company’s stock option plan to employees of the Company and of the Bank at exercise prices ranging from $19.00 to $21.45 per share. Of these options, 750 shares were granted to executive officer Kimble for length of tenure with Company. (All officers are granted 750 options after having completed five years of service with the Company. These shares are fully vested upon issuance) No options were granted to the other Company executive officers, Messrs. Hart and Gregory. Options are exercisable at the rate of one option for one whole share of the Company’s common stock.

The Company’s stock option plan provides for the board of directors to have the greatest possible latitude in amending the Company’s stock option plan, but any increase in the number of shares allocated to the Company’s stock option plan will be subject to approval by the board of directors and, to the extent required by applicable law, rule or regulation, submitted to shareholder vote.
Shares subject to options granted under the Company’s stock option plan that expire, terminate or are canceled, without having been exercised in full become available again for option grants. Of the original 1,000,000 options, as of December 31, 2005 589,366 had been exercised, 327,134 were outstanding, and 83,500 remained available for grant.
The board of directors utilizes the Company’s Compensation Committee, which acts jointly with the Bank’s Human Resources Committee, to administer the Company’s stock option plan. The stock option plan may be terminated at any time by the board of directors although such termination would not affect options that had been granted prior to such termination. Options granted to the organizing directors were exercisable upon grant. Options granted to the key employees are expected to vest as quickly as permissible and still qualify as statutory incentive stock options. The Company’s stock option plan provides that options must be exercised no later than ten years after being granted (five years in the case of Incentive stock options granted to an employee who owns more than 10% of the voting power of all stock). As it was intended and disclosed to the shareholders, the founding officers and the directors were recognized for their services through awards made under the stock option plan.
The Company’s stock option plan provides that the board of directors shall approve the exercise price of options on the date of grant, which for incentive stock options cannot be less than the fair market value of the Company’s common stock on that date (110% of the fair market value for Incentive Stock Options granted to employees who own more than 10% of the voting stock). The number of shares which may be issued under the Company’s stock option plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Company’s common stock will be changed by reason of stock splits, stock dividends, reclassification, or other recapitalization. In addition, upon a merger or consolidation involving the Company, participants may be entitled to shares in the surviving company upon the terms set forth in the Company’s stock option plan.
Options granted under the Company’s stock option plan are nontransferable, other than by will, the laws of descent and distribution or, for nonstatutory stock options, pursuant to certain domestic relations orders. Payment for shares of Company’s common stock to be issued upon exercise of an option may, if permitted in the option agreement, be made in cash, by delivery of Company’s common stock valued at its fair market value on the date of exercise or delivery of a promissory note as specified in the option agreement. Certain limitations apply to the exercise of options. Reference should be made to the Consolidated Financial Statements of the Company for the year ended December 31, 2005, particularly Note 18 (stock option plan) and Note 20 (earnings per share), which contain additional information relating to the Company’s stock option plan.
The board of directors, or its designated committee may, in its discretion, grant options which by their terms become fully exercisable upon a change of control (within the meaning of the Company’s stock option plan), notwithstanding other conditions on exercisability in the stock option agreement. Changes in control may include such things as significant changes in share ownership, mergers, and other types of acquisitions or reorganizations, among others.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2005, our Company’s compensation committee consisted of directors Dale, Doyle, Lovvorn, and Ashley. From time to time, Capital Bank makes loans to Bank and Company directors, and related persons and entities, in the ordinary course of its business. Typically, the Bank does not lend to its executive officers except for loans that are intended to be sold in the secondary market. See “Certain Transactions.”
No member of our Committee is, or was during 2005, an officer or employee of the Company or any subsidiary of the Company, and none has served in such a capacity. Other than the transactions described in this document, none had any relationship with the Company that requires disclosure under the SEC’s proxy solicitation rules.
No executive officer of the Company served during 2005 (i) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company, or (ii) as a director of another entity, one of whose executive officers serviced on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The executive compensation committee, in conjunction with the compensation sub committee of the Bank’s executive committee, reviews compensation paid to the Company’s executive officers, including the chief executive officer. The committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable financial institutions in and around the Company’s market areas, including institutions with total assets of between $150 million and $1 billion. Although the committee does not specifically set compensation levels for the executive officers based on whether particular financial goals have been achieved by the Company, the Committee does consider the overall profitability of the Company when making these decisions. The compensation committee has the following goals for compensation programs impacting the executive officers of the Company:
*	To provide motivation for the executive officers to enhance stockholder value by linking compensation to the future value of the Company’ s stock;

*	To retain the executive officers who have led the Company to build its existing market franchise and to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company’ s level of performance; and

*	To maintain reasonable fixed compensation costs by targeting the base salary at a competitive average.
The levels of base salary and target annual bonuses for the executive officers are established annually under a program intended to maintain parity with the market for similar positions. The committee plans to place more emphasis in the future on annual incentive bonuses based on performance targets. Historically the committee has used stock option grants as a means of providing longer term incentives to align executive compensation with returns to shareholders. The committee will continue to explore other long term incentive compensation programs, including the use of stock options, stock appreciation rights (settled in stock) and restricted shares, to align the interests of executive officers and the shareholders. The committee also periodically monitors the total retirement benefits available to the executive officers, as compared with market peers.
CEO Compensation. For the year ended December 31, 2005, R. Rick Hart, Chairman, President and Chief Executive Officer, received a base salary of $260,000 and $59,400 in bonus paid in 2005 for his performance in 2004, in recognition of his continued leadership in the management of the Bank as well as his service as Chairman, President and Chief Executive Officer of the Company. The Compensation Committee will consider the annual compensation paid to the presidents and chief executive officers of publicly owned financial institutions nationally, in the State of Tennessee and surrounding states with assets of between $150 million and $1 billion and the individual job performance of such individual in consideration of its specific salary increase decision with respect to compensation to be paid to the president and chief executive officer in the future.
Impact of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. Based on the amounts earned by the employees of the Company and Bank, the Company does not believe that the $1 million limitation will affect the Company or the Bank. In addition, this limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Company believes its stock incentive plans and payments of target incentive payments are “performance-based” and satisfy Section 162(m). The committee intends for all compensation paid to our executives to be fully deductible under federal tax laws and intends to take such steps as are necessary to ensure continuing deductibility.
Albert J. Dale, III, Chair
Clenna G. Ashley
Robert W. Doyle
H. Newton Lovvorn, Jr., M.D.
STOCK PERFORMANCE GRAPH
Set forth below is a stock performance graph comparing the cumulative total shareholder return on the common stock with (a) the cumulative total shareholder return on stocks included in the Russell 2000 index and (b) the cumulative total shareholder return on stocks included in the NASDAQ Bank Index, as prepared for the Company by Research Data Group, Inc. All investment comparisons assume the investment of $100 as of December 31, 2000, and the reinvestment of dividends, as specified in Section 402(l) of Regulation S-K for companies (like the Company) which registered under Section 12 of the Securities Exchange Act.
There can be no assurance that the Company’s future stock performance will be the same or similar to the historical stock performance shown in the graph below. The Company neither makes nor endorses any predictions as to stock performance. The Company notes, however, that the comparisons are to companies with publicly traded stocks which may be trading at a multiple of book value greater than the multiple (if any) at which the Company’s stock is trading.
COMPARISON OF 5 YEAR
CUMULATIVE TOTAL RETURN*
AMONG CAPITAL BANCORP, INC., THE RUSSEL
2000 INDEX
AND THE NASDAQ BANK INDEX
Capital Bancorp -NASB

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
CAPITAL BANCORP, INC.	100.00	83.33	116.00	135.00	137.33	126.67
RUSSELL 2000	100.00	102.49	81.49	120.00	142.00	148.46
NASDAQ BANK	100.00	106.35	107.47	137.00	154.24	149.95
[IMPORTANT NOTES: (1) The information set forth above under the subheadings “Compensation Committee Report on Executive Compensation” and “Shareholder Return Performance Graph” (i) shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act, shall not be deemed to be incorporated by reference in any such filing.
(2) Return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Share price at the end and beginning of the measurement period; by (ii) the Share price at the beginning of the measurement period. The measurement period in the graph set forth above begins on the last trading day of December, 2000. The closing price on that date is the base amount, with cumulative returns for each subsequent twelve-month period measured as a change from that base. ]
AUDIT COMMITTEE
The joint Company-Bank Audit Committee is presently comprised of Company (and Bank) directors Dale and Doyle (who serve on both the Company and Bank boards) and directors Ashley, Alexander and Dixon, who serve as directors of Capital Bank only. The board of directors has determined that all of the members of the Audit Committee are independent as defined by the rules of the SEC, NASD listing standards and the Audit Committee Charter. The board has not designated an audit committee financial expert as defined by the rules of the SEC but reserves the right to do so at any time. The board has not yet determined that each of the members of the Audit Committee is financially literate as defined by the NASD listing standards. The Audit Committee operates under a written charter adopted by the board, which is published with this Proxy Statement at least every three years. A copy of the Audit Committee Charter can be obtained by Shareholders without charge as set forth on page 2 in the section “Shareholder Questions and Availability of Company Information.” Bank Director Ashley, who is a licensed attorney, and an experienced bank counsel, chairs the Audit Committee.
The Audit Committee (1) assists the board in oversight of the integrity of the Company’s financial statements, (2) assists the board in oversight of the Company’s compliance with legal and regulatory requirements, (3) assists the board in oversight of the independent auditor’s qualifications and independence, (4) assists the board in the performance of the Company’s internal audit function and independent auditors, (5) prepares an Audit Committee report as required by the SEC to be included in the annual proxy statement, (6) performs such other duties as the board may assign to the Committee from time to time and (7) takes other actions to meet its responsibilities as set forth in its written charter. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters they think may be questionable. Information about these procedures can be obtained from the Company’s Secretary.
The Report of the Audit Committee describes other matters related to the Audit Committee and its functions. The board of directors has adopted a formal, written Audit Committee Charter, a copy of which is available for inspection and copying as set forth in the section “Shareholder Questions and Availability of Company Information” included on page 2 of this document.
Pursuant to its charter, the Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed during 2005 or thereafter for the Company by its independent auditors or any other auditing or accounting firm, except as described below. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the board of directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Audit Committee. Pre-approval shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Company at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. Services such as audit of financial statements and the review of management’s assessment of internal controls, assistance with computations of fair market value disclosures, review of periodic and current reports (such as Reports on Form 10-Q and Form 8-K), preparation of reports to the Board of Governors of the Federal Reserve System, and preparation of federal and state tax returns (among others) have been pre-approved by the Audit Committee.
REPORT OF THE AUDIT COMMITTEE
In accordance with its written charter, as adopted by the Company’s board of directors, as amended, the Audit Committee appointed by the board of directors (“Audit Committee”) assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Capital Bancorp, Inc. (“Capital Bancorp”). During 2005, the Audit Committee met separately four times and met with the Board as a whole on several other occasions to discuss various audit committee matters. The Audit Committee reviewed the interim financial and other information contained in each quarterly earnings announcement and quarterly filings to the Securities and Exchange Commission and report with the Chief Executive Officer, the Chief Financial Officer, and the Controller and independent auditors. The Audit Committee also discussed the results of the internal audit examinations. Officers of Capital Bancorp meet with the Audit Committee by invitation only and the committee regularly meets in executive session without the attendance of Capital Bancorp or Capital Bank & Trust Company officers.
The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of CBI’s financial statements, CBI’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of CBI’s internal audit function and independent auditors, and risk assessment and risk management. The Audit

Committee manages CBI’s relationship with its independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from CBI for such advice and assistance.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may have an impact on their objectivity and independence. The Audit Committee has satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Capital Bancorp’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.
CBI’s management has primary responsibility for preparing CBI’s financial statements and CBI’s financial reporting process. CBI’s independent auditors, Maggart & Associates, P.C., are responsible for expressing an opinion on the conformity of CBI’s audited financial statements with accounting principles generally accepted in the United States of America and as specified by the United States Public Company Accounting Oversight Board created pursuant to the Sarbanes-Oxley Act of 2002.
In this context, the Audit Committee hereby reports as follows:
     1. The Audit Committee has reviewed and discussed the audited financial statements with CBI’s management.
     2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), and SAS 99 (Consideration of Fraud in a Financial Statement Audit).
     3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with the independent auditors the independent auditors’ independence.
     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in CBI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.
The undersigned members of the Audit Committee have submitted this Report to the Board of Directors of Capital Bancorp, Inc., and Capital Bank & Trust Company.
Clenna G. Ashley, Audit Committee Chair
Albert J. Dale, III
C. Donald Dixon
Robert W. Doyle
Robert P. Alexander, Sr.
PRINCIPAL AUDITOR FEES AND SERVICES
Maggart & Associates, P.C., served as CBI’s independent auditors for the fiscal year ending December 31, 2005. Representatives of Maggart & Associates, P.C., are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by CBI for Maggart & Associates, P.C.
The following table shows the fees paid or accrued by CBI for the audit and other services provided by Maggart & Associates, P.C., for fiscal 2005 and 2004.

Services Performed	2005	2004
Audit Fees (1)	$76,130	$76,650
Audit-Related Fees (2)	$43,673	$21,192
Tax Fees (3)	$37,130	$14,386
All Other Fees (4)	$4,850	-0-

Total Fees	$161,783	$112,328
Notes to Preceding Table

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations, services related to assistance with regulatory capital planning, attendance at audit committee meetings, and Federal Home Loan Bank mortgage collateral certification.

(3)	For fiscal 2005 and 2004, respectively, tax fees principally included tax preparation, tax advice and tax planning fees.

(4)	All other fees principally would include consulting engagements.
The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by CBI’s independent auditors and associated fees, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.
The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the external accountant’s independence. After discussing this matter among themselves, with management, and with the independent auditors, the Audit Committee believes that the provision of the specified non-audit services is compatible with maintaining the external auditor’s independence.
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
As of February 1, 2006, there were 3,512,495 shares of the Company’s common stock issued and outstanding. The following table provides information, as of February 1, 2006, with respect to the following beneficial owners of the Company’s common stock:
*	Each shareholder who owns more than 5% of the Company’s outstanding common stock, either on the Company’s records or indirectly as a “beneficial” owner,

*	Each director of the Company;

*	Each nominee for director;

*	Each executive officer named on the summary compensation table; and

*	All Company executive officers and directors as a group. (Bank directors are not included in this table or in the total.)
We determined beneficial ownership by applying the General Rules and Regulations of the SEC, particularly Rule 13d-3 under the Securities Exchange Act, which state that a person may be credited with the ownership of common stock:
*	Owned by or for the person’s spouse, minor children or any other relative sharing the person’s home;

*	Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

*	Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

*	Also, a person who has the right to acquire beneficial ownership of shares within 60 days after February 1,

2006, will be considered to own the shares. Unless otherwise indicated, the persons listed own their shares directly as individuals or in conjunction with their spouses.

	Number of Shares
			Percent of
	Owned	Right to Acquire	Outstanding Shares
Name and Address of 5% Owners: (1)(2)
Robert W. Doyle 1111 17th Avenue South Nashville, TN 37212	196,000	-0-	5.58%

C. M. Gatton 1000 West State Street Bristol, TN 37260	312,240	-0-	8.89%

Name of Directors, Nominees and Executive Officers:

Albert J. Dale, III (3)	75,000	-0-	2.14%
Robert W. Doyle	196,000	-0-	5.58%
R. Rick Hart	103,661	12,000	3.28%
H. Newton Lovvorn, Jr., M.D.	60,000	-0-	1.71%
Michael D. Shmerling	131,532	-0-	3.74%
John W. Gregory, Jr.(4)	55,221	47,834	2.89%
Sally P. Kimble	7,012	19,450	0.75%

Directors and Executive Officers as a Group (7 persons)(3)(4)	628,426)	79,284	19.70%
Notes to Preceding Table

(1)	The percentages shown are based on 3,512,495 total shares outstanding plus, on a pro forma basis, all of the options exercisable by the specified person within 60 days after February 1, 2006. The shares shown in each director’s column, and in the group total, include shares beneficially owned at February 1, 2006 by the named individual and those obtainable by the exercise of options by such person within 60 days. The table includes the exercisable portion of the options held in the 2001 Capital Bancorp, Inc. Stock Option Plan by Mr. Hart (who holds 20,000 options in total), Mr. Gregory (who holds 55,834 options in total), and Mrs. Kimble (who holds 27,450 options in total). The percentages have been calculated based on the pro forma number of shares of common stock deemed to be owned beneficially by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Thus, all options exercisable within 60 days after February 1, 2006 are included in such person’s total as if such person had exercised all of her or his respective options at the present date.

(2)	This information has been furnished by the directors and officers of the Company. Unless otherwise indicated, a shareholder possesses sole voting and investment power with respect to all of the shares shown opposite her or his name, including shares held in her or his individual retirement account. Shares held in self-directed Individual Retirement Accounts have been shown in each director’s total, and classified as subject to the director’s sole voting and dispositive authority. The ownership shown is that reported to the Company as of a recent date. The totals shown include shares held in the name of spouses, minor children, certain relatives, trusts, estates, custodial arrangements for children, and certain affiliated companies and/or business entities as to which beneficial ownership may be disclaimed.

(3)	Of the shares indicated, 40,000 are held in a retirement plan for the named director’s benefit. The named director exercises voting and investment authority with respect to these shares.

(4)	Of the shares indicated, 6,510 by family members of trusts of the named executive officer, as to which the executive officer disclaims beneficial ownership.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. (The Company knows of no 10% or greater beneficial owner.)
Based solely on its review of the copies of such forms received by it, or (if applicable) written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, for the period January 1, 2005 through December 31, 2005, its executive officers and directors complied with all filing requirements applicable to them, except that Michael D. Shmerling and John W. Gregory Jr. each made one late Form 4 filing during 2005
CERTAIN TRANSACTIONS
Certain directors and officers of the Company, businesses with which they are associated, and members of their immediate families are customers of Capital Bank and have had transactions with Capital Bank in the ordinary course of Capital Bank’s business. From time to time, the Bank makes loans to directors and executive officers of the Company and the Bank, and related persons and entities, for the financing of homes, for home improvement, and for consumer and commercial loans. Typically, however, the Bank lends to executive officers only in connection with home loans that are to be sold in the secondary market and not retained in the Bank’s portfolio. (The Company relies upon its directors and executive officers for identification of their respective associates and affiliates (as those terms are defined in the Securities Exchange Act.)) All material transactions involving loans and commitments to such persons and businesses are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.
The indebtedness of management (including the directors and their respective interests) and these related parties to Capital Bank was approximately $10,049,000 at December 31, 2005 and thus equal to an estimated 2.61% of the total currently outstanding Capital Bank loans (net of loan loss reserve) as of December 31, 2005. This indebtedness is equal to approximately 35.12% of the Company’s total shareholders’ equity at December 31, 2005. In the opinion of the board of directors, such transactions have not involved more than a normal risk of collectibility nor presented other unfavorable features, nor were any of these related-party loans restructured or charged off in such year.
Except as disclosed under “Executive Compensation,” and except as set forth below, our executive officers, directors and director-Nominee(s) did not have significant business relationships with us which would require disclosure under applicable SEC regulations and no such transactions are anticipated during the 2006 fiscal year. However, the Company has determined to disclose all known non-compensation payments to directors and officers of the Company or Capital Bank, and to holders of five percent or more of the Company’s voting securities, whether or not such transactions would be “material” or otherwise subject to disclosure. These disclosures are made to assure that all shareholders are informed of such payments. The Board has imposed a $5,000 minimum threshold for disclosure, such that if any payment in any of the last three years equals or exceeds that amount, then disclosures for all three years will be made.

For the years 2003, 2004, and 2005, payments to directors, officers, five percent or greater shareholders, and their interests, of $5,000 or more in any one of the past five years, were as follows:

		Gross Amount of
Name and Title of		Payment Made by
Recipient	Year	Company or Bank	Purpose of Payment
R. Rick Hart	2005	$18,703	An interest of Mr. Hart's provides
(Chairman, President,	2004	$7,853	certain merchandising services to the
CEO, and Director of the	2003	$3,658	Bank that permit the Bank to purchase
Company and the Bank)			art work and other furnishings at cost.
			The amounts shown represent no profit to Mr.
			Hart. Mr. Hart purchased art and other
			furnishings for the branches in order to
			benefit the Bank.

Michael D. Shmerling	2005	$154,085	A company in which Mr. Shmerling owns
(Company and Bank	2004	$63,038	50% owns the Bank's Operations Center
Director)	2003	$61,686	located at 1816 Hayes Street, Nashville,
			Tennessee. The rent paid by the Bank on
			the 4,295 square foot Operations Center
			was approximately $13.75 per square foot
			in 2004. The lease is "triple net," such
			that the Bank pays the annual real
			estate taxes and insurance on the
			building and its contents.

			In addition, a company controlled by Mr.
			Shmerling owns the building at 1808 West End
			Avenue in Nashville, Tennessee. The Company
			leases the sixth floor of the building for
			the housing of administrative offices. The
			base rental for the initial term (May 1,
			2005 through January 31, 2009) equals $14.50
			per foot for an estimated 9,070 square feet.
			If the Bank exercises its right to extend
			the lease term, the base rental is scheduled
			to increase to $15.50 per square foot plus a
			2.5% annual increase thereafter.

			In December 2005 a company controlled by Mr.
			Shmerling acquired the real property
			currently being leased by the Company at
			1820 West End Avenue in Nashville,
			Tennessee, subject to the Company’s existing
			lease agreement. Since this transaction
			occurred at the end of fiscal 2005, no
			payments were made to this related party in
			2005. The rent payable under the lease is
			approximately $18.75 per square foot on
			approximately 8,000 square feet of space.
			The lease is “triple net” and contains a
			right of first refusal to purchase the
			property if the landlord elects to sell.
Also, the Company and the Bank purchase all or a substantial portion of their insurance coverages through Bank director Robert P. Alexander, Sr., and his company. Mr. Alexander receives commissions from the companies that sell these products, not from the Company or the Bank. Thus, the Company and the Bank actually paid nothing directly to Mr. Alexander for insurance, but the Bank believes that he received commissions as a result of premiums paid by the Company and/or the Bank.
THE COMPANY’S STANDING NOMINATING COMMITTEE
The Company has a standing nominating committee that is joint with the nominating committee of Capital Bank. The committee does not have a charter at this time. The board believes that each member of the nominating committee is independent within the meaning of Rule 4200(a)(14) of the NASD, which is a definition of independence of a national securities exchange registered pursuant to Section 6(a) of the Exchange Act or a national securities association registered pursuant to Section 15A(a) of the

Exchange Act that has been approved by the SEC (as that definition may be modified or supplemented). In determining director independence, the Company has applied that definition consistently to all members of the nominating committee and used the independence standards of the same national securities exchange or national securities association for purposes of nominating committee disclosure under the requirements of the SEC’s rules and regulations including the audit committee disclosure required under Item 7(d)(3)(iv) of the Securities Exchange Act’s Schedule 14A.
The nominating committee has not adopted any formal policies or procedures with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by shareholders. In general, the committee would require the consent of any proposed director candidate to be considered and to be nominated, and such person’s undertaking to serve if elected, as well as the type of information that must be disclosed by and about directors, nominees, and executive officers of the Company under the federal securities laws and as required by the Company’s charter and bylaws as to shareholder nominees. Further, the committee could be expected to want information about the specific types of contributions, including community involvement, business attraction, and public credibility that a candidate has. The committee believes that these informal standards are sufficient to serve the Company’s needs in its marketplace.
The procedures to be followed by security holders in submitting recommendations are set forth under the heading “Shareholder Proposals and Nominations for the 2007 Annual Meeting.” At present, there are no differences between the nominating committee’s process for identifying and evaluating nominees for director, including nominees recommended by security holders, and the nominating committee’s manner in evaluating nominees for director based on whether the nominee is recommended by a shareholder. The Company does not at the present time pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.
The Company’s nominating committee did not receive, by a date not later than the 120th calendar day before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.
NASD Rule 4200(a)(14) provides that to be an “independent director” means that the person must not have a relationship that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The rule expressly states that following persons “shall not be considered independent:” Any officer or employee of the company or its subsidiaries; any director who is or has been employed by the company or any of its affiliates for the current year or any of the past three years; any director who accepts any compensation from the company or any of its affiliates greater than $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; any director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the company or any of its affiliates as an executive officer. (The term “immediate family” is defined to include a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home.) In addition, a director is defined not to be independent if she or he is a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities) that exceed 5% of the entity’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years. Finally, a director who is employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee is deemed not to be “independent.”
SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2007 ANNUAL MEETING
Shareholder Proposals: For a shareholder proposal to be considered for inclusion in CBI’s proxy statement for the annual meeting next year, the written proposal must be received by the CBI Corporate Secretary at CBI’s principal executive office address specified below not later than December 14, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in CBI’s proxy statement is instead a reasonable time before CBI begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Capital Bancorp, Inc.
P. O. Box 24120
Nashville, Tennessee 37202

For a shareholder proposal that is not intended to be included in CBI’s proxy statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of CBI common stock to approve that proposal, provide the information required by the bylaws of CBI and give timely notice to the Corporate Secretary of CBI in accordance with the bylaws of CBI, which, in general, require that the notice be received by the Corporate Secretary of CBI:
*	Not earlier than ninety days before the meeting, and

*	Not later than sixty days before the meeting; provided that if less than 60 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice or a shareholder proposal must be received by the Corporate Secretary of CBI no later than ten days after notice of the meeting is mailed or public disclosure is made.
If the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the CBI annual meeting for the prior year, then notice of a shareholder proposal that is not intended to be included in CBI’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:
*	90 days prior to the meeting; and

*	10 days after public announcement of the meeting date.
It is currently anticipated that the 2007 Annual Meeting of Shareholders will be held on or about April 26, 2007.
Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for board membership and should be directed to the Corporate Secretary of CBI at the address of our principal executive offices set forth above. In addition, the bylaws of CBI permit shareholders to nominate directors for election at an annual shareholder meeting. To nominate a director, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of CBI common stock to elect such nominee and provide the information required by the bylaws of CBI, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to CBI and its shareholders. In addition, the shareholder must give timely notice to the Corporate Secretary of CBI in accordance with the bylaws of CBI, which, in general, require that the notice be received by the Corporate Secretary of CBI within the time period described above under “Shareholder Proposals.”
Bylaw Provisions: The Company’s bylaws are available for inspection at the Company’s offices at 1820 West End Avenue, Nashville, Tennessee 37203, during the Company’s normal business hours by appointment with Sally P. Kimble, who works with Investor Services. You may contact the Investor Services Department at 615.327.9000 or at our West End Avenue office mentioned above. Our bylaws contain provisions regarding the requirements for making shareholder proposals and nominating director candidates.
Risk of Untimely or No Delivery. Risk of timely delivery of shareholder proposals or other business, and risk of compliance with applicable rules concerning such business, is and remains on the proponent. Because risk of non-delivery or untimely delivery remains with the shareholder, we urge you to use caution in mailing any proposals to the Company.

PLEASE SIGN, DATE AND RETURN IMMEDIATELY
PROXY
CAPITAL BANCORP, INC.
FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2006
THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
The undersigned holder of Common Stock of CAPITAL BANCORP, INC. (the “Company”) hereby appoints JOHN W. GREGORY, JR., AND SALLY P. KIMBLE, individually or jointly, each with full power to appoint his or her substitute, as proxy for the undersigned to attend, to vote, and to act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at 1808 West End Avenue, Suite 400 in Nashville, Tennessee 37203, on Thursday, May 11, 2006 (the “Meeting”) at 3:00 p.m. (Local Time in Nashville, Tennessee), and at any adjournments and postponements thereof, and hereby revokes any proxy previously given by the undersigned. The record date for the Annual Meeting is March 30, 2006.
The Common Stock represented by this proxy will be voted in accordance with any choice specified in this proxy. IF NO SPECIFICATION IS MADE, THE PERSONS NAMED AS PROXY WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTER TO PROPERLY COME BEFORE THE ANNUAL MEETING. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Company.
1. To elect as Director the Nominee listed below:

☐ FOR the Nominee listed below	☐ WITHHOLD AUTHORITY to vote
for the Nominee listed below

Class II Robert W. Doyle

☐ FOR the Nominee listed below	☐ WITHHOLD AUTHORITY to vote for the Nominee listed below

Class II Michael D. Shmerling
2. In their discretion, the Proxy Holders are authorized to vote upon such other business as properly may come before the meeting.
The following rules apply to this proxy: When shares are held by joint tenants, both should sign. If you are signing as attorney, executor, administrator, trustee, or guardian, you must give your full title as such. If you are signing on behalf of a corporation or limited liability company, you must sign in full corporate name by the president, chief manager or other authorized officer. If you are signing on behalf of a partnership, you must sign in partnership name by an authorized person. The Proxy Holders may vote this proxy to adjourn or postpone the Annual Meeting.
Date:                                         , 2006

Signature
☐ I PLAN TO ATTEND

Signature
IMPORTANT DOCUMENT — PLEASE SIGN, DATE AND RETURN IMMEDIATELY.